UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 26, 2011

EMC INSURANCE GROUP INC.
(Exact name of registrant as specified in its charter)

Iowa	0-10956	42-6234555
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

717 Mulberry Street, Des Moines, Iowa	50309
(Address of principal executive offices)	(Zip Code)

(515) 345-2902
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

The Registrant is filing this Amendment No. 1 on Form 8-K/A to the Registrant’s Current Report on Form 8-K dated May 26, 2011, which was filed on May 26, 2011 (the “Original Form 8-K”). The purpose of this Amendment No. 1 is to disclose the decision of the Registrant’s Board of Directors regarding how often the Registrant will conduct stockholder advisory votes on executive compensation.  Except for the new disclosure set forth herein, no other changes have been made to the Original Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As previously disclosed, at the Registrant’s annual meeting of stockholders held on May 26, 2011, a majority of the votes cast by the Registrant’s stockholders were in favor of holding an advisory vote on the compensation of the Registrant’s named executive officers every three years.  However, excluding the votes cast by the Registrant’s parent company and majority stockholder, Employers Mutual Casualty Company, the majority of the votes cast were in favor of holding an advisory vote on the compensation of the Registrant’s named executive officers every year.  As a result of the votes cast by the Registrant’s minority stockholders, the Registrant’s Board of Directors decided on November 3, 2011 that an advisory vote on the compensation of the Registrant’s named executive officers will be held on an annual basis until the next required vote on the frequency of stockholder votes on the compensation of the Registrant’s named executive officers is held, which is currently required to occur no later than the Registrant’s annual meeting of stockholders in 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, on November 8, 2011.

EMC INSURANCE GROUP INC.
Registrant

/s/ Bruce G. Kelley
Bruce G. Kelley
President and Chief Executive Officer

/s/ Mark E. Reese
Mark E. Reese
Senior Vice President and
Chief Financial Officer